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Inuvo Announces Nomination of Sanja Partalo to Board as Company Prioritizes IntentKey AI Commercial Integrations

Adtech investor with track record of scaling foundational AI, data infrastructure, and media technologies nominated for Board seat

LITTLE ROCK, AR — May 1, 2026 — Inuvo, Inc. (NYSE American: INUV) (the “Company”), a leader in artificial intelligence-driven advertising technology, today announced that Adtech authority Sanja Partalo has been nominated for election to the Company’s Board of Directors at the 2026 annual meeting of shareholders.

Partalo is Co-Founder and General Partner of S4S Ventures, where she invests in companies building the foundational technologies reshaping advertising and media. Her influence and impact spans global leadership roles at WPP, where she oversaw strategic partnerships with the world’s largest technology platforms, and a track record of identifying and supporting high-growth companies across AI, media, and data infrastructure.

“Sanja has consistently been at the forefront of where the marketing industry is going—identifying not just trends, but the underlying systems that power them,” said Rob Buchner, CEO and Chairman of Inuvo. “Inuvo is entering a new phase as we scale our AI from an audience modeling capability to an in-the-moment decisioning infrastructure component across the open web. Her experience operating at the intersection of platforms, data, and media systems will be incredibly valuable as we continue to build upon IntentKey’s proprietary algorithm and concept graph.”

Prior to co-founding S4S Ventures, Partalo served in a range of senior roles at WPP, most recently as EVP, Global Head of Strategic Development & Partnerships. In that role, she led strategic relationships with major global technology platforms including Google, Meta, Amazon, Microsoft, Adobe, Salesforce, Snap, and ByteDance, overseeing a multi-billion-dollar partnership portfolio and helping guide WPP’s evolution alongside the industry’s largest technology players.

Partalo has also played an active role in supporting high-growth companies across the ecosystem, including foundational AI (Runway), identity and data infrastructure (ID5), and specialized adtech, martech, and media platforms including Gimlet (acquired by Spotify), Within (acquired by Meta), Captiv8 (acquired by Publicis), and tvScientific (recently acquired by Pinterest). She currently serves on the boards of several venture-backed companies across the U.S. and Europe.

“The next phase of this industry will be defined by companies that rethink how media investment decisions are made at a foundational level—not by optimizing legacy systems,” said Partalo. “Inuvo has developed a truly differentiated approach to real-time audience intelligence and activation, and I’m excited to support the company as it continues to scale that capability.”

Partalo holds an MBA from Columbia Business School, where she has also served as a Lecturer and Adjunct Assistant Professor of Marketing, Media & Technology.

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About Inuvo

Inuvo, Inc. (NYSE American: INUV) is a disruptive AI specifically designed for modeling media audiences. IntentKey® AI is a patented technology capable of identifying customer engagement based on real-time media consumption. Our models refresh every 5 minutes and know, with precision, why prospects are interested in a product or brand, in turn, predicting purchase intent 24 hours before legacy programmatic systems can respond to buying signals. Inuvo's language-based AI does not rely on consumer IDs, keeping Inuvo on the vanguard of consumer data privacy. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed on March 5, 2026, and our other filings with the SEC.  Additionally, forward looking statements are subject to certain risks, trends, and uncertainties on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information which appears on our websites and our social media platforms is not part of this press release.

Investor Contact:

Wallace Ruiz

Chief Financial Officer

Tel (501) 205-8397

wallace.ruiz@inuvo.com

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